UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 20, 2015
MACROGENICS, INC.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MacroGenics, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders on May 20, 2015. A total of 24,643,369 shares of the Company's common stock were present or represented by proxy at the meeting, which represented approximately 82.08% of the Company's 30,023,734 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 31, 2015. Stockholders considered the two proposals outlined below, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2015.

Proposal 1. The election of two nominees to serve as Class II directors, each for a term of three years. Both director nominees were elected. The voting results were as follows:

Nominees	For	Withheld
Kenneth Galbraith	21,327,018	88,145
David Stump, M.D.	21,392,033	23,130

Proposal 2. The ratification of the appointment by the audit committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
24,425,188	216,323	1,858	0

 Item 8.01 Other Events.

Non-Employee Directors' Compensation

On May 20, 2015, the Compensation Committee of the Board of Directors (the "Board") of the Company recommended for approval by the Board changes in its compensation program for non-employee directors.  The Compensation Committee made its recommendations after consulting with an external independent compensation consultant about market pay practices. The Board approved the following compensation for its non-employee directors:

Each member will receive an annual retainer based on their Board and committee memberships and chair roles as follows:

	Member Annual Retainer	Chairman Additional Retainer
Board Member	$35,000	$27,500
Audit committee	$7,500	$15,000
Compensation committee	$5,000	$10,000
Nominating and governance committee	$4,000	$7,500

Each Board member may elect to receive such member's aggregate retainer in cash or the same value in stock options that vest monthly over a 12-month period, based on the Black-Scholes value of that grant.

The Board also approved a revised program for grants of stock options for non-employee directors Under this program, a non-employee director joining the Board for the first time will receive an initial option to purchase 17,000 shares of the Company's common stock and returning non-employee directors will receive an option to purchase 8,500 shares of common stock on the date of the annual meeting. Such option will vest as to 1/12th of the shares of common stock underlying such option monthly, beginning on the monthly anniversary of the applicable grant date, subject to the director' continued service on our Board through each vesting date.

Options granted to non-employee directors have a per share exercise price equal to the per share fair market value of our common stock as of the date of grant.  All options will be issued under the terms and provisions of the Company's Amended and Restated 2013 Stock Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2015	MACROGENICS, INC.
	By:	/s/James Karrels James Karrels Chief Financial Officer